                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The viaLink Company of our report dated February 22, 1999, except as to the stock splits described in Note 8 and Note 13 relating to the 1998 shares and per share data, which is as of March 14, 2000, relating to the financial statements of The viaLink Company, which appears in the Current Report on Form 8-K dated July 6, 2001 of The viaLink Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Dallas, Texas
August 7, 2001